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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-4 of Washington Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997, relating to the consolidated financial statements of Great Western Financial Corporation, which appears on page 62 of the Washington Mutual, Inc. Annual Report on Form 10-K as amended by Form 10-K/A for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California

July 10, 1998